SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 3, 2010

Date of Report (Date of earliest event reported)

BIONOVO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33498	20-5526892
(Commission File Number)	(IRS Employer Identification No.)

5858 Horton Street, Suite 400, Emeryville, CA 94608

(Address of Principal Executive Office) (Zip Code)

(510) 601-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 3, 2010, Bionovo, Inc. (the “Company”) held its annual meeting of stockholders. The following matters set forth in the Company’s definitive proxy statement on Schedule 14A dated April 9, 2010 and filed with the Securities and Exchange Commission were voted on at the annual meeting of stockholders and the results of such voting are indicated below.

1.	The election of the five nominees listed below to serve until the 2011 annual meeting of stockholders.

	For	Authority Withheld	Broker Non-Vote
John Baxter	36,385,701	4,364,142	28,151,438
George Butler	38,675,844	2,073,999	28,151,438
Isaac Cohen	35,476,434	5,273,409	28,151,438
Louis Drapeau	38,954,335	1,795,508	28,151,438
Mary Tagliaferri	36,164,483	4,585,360	28,151,438

2.	An amendment to the Company’s Certificate of Incorporation, as amended, to increase the authorized shares of common stock from 190,000,000 shares to 350,000,000 shares was approved.

For	Against	Abstained
60,024,056	8,459,075	418,146

3.	A proposal to approve an amendment to the Company’s Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s common stock at a ratio to be determined by the Company’s Board of Directors within a range of between 1-for-2 and 1-for-5, with a corresponding reduction in the number of authorized shares of the Company’s common stock (the “Reverse Stock Split”), and to authorize the Company’s Board of Directors, in its discretion, to implement the Reverse Stock Split at an exchange ratio within this range and to do so at any time prior to the Company’s 2011 annual meeting of stockholders by filing an amendment to the Company’s Certificate of Incorporation was approved.

For	Against	Abstained
55,881,478	12,180,737	839,064

4.	The appointment of PMB Helin Donovan, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 was ratified.

For	Against	Abstained
67,038,283	1,469,874	393,124

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BIONOVO, INC (Registrant)

Date: May 5, 2010	By:	/s/ ISAAC COHEN
Isaac Cohen
Chairman and Chief Executive Officer
(Principal Executive Officer)